U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              OMEGA MED CORPORATION
             (Exact name of registrant as specified in its charter)

 Delaware                            3845                             33-0855883
 --------                            ----                             ----------
(State or other             (Primary Standard Industrial       (I.R.S.  Employer
jurisdiction                Classification Code Number)      Identification No.)
of incorporation
or organization)

3930 Oregon Street, Suite 112, San Diego, California                       92104
----------------------------------------------------                       -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (619) 692-1723
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

================================= ================ ====================
===================== ===============================
     Title of each class of        Amount to be     Proposed maximum
Proposed Maximum      Amount of Registration Fee
  securities to be registered       registered     offering price per
Aggregate Offering
                                                          share
Price
--------------------------------- ---------------- --------------------
--------------------- -------------------------------
 Common Stock, $.001 par value       1,200,000            $5.00
$6,000,000.00                $1,584.00
================================= ================ ====================
===================== ===============================

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus




                             Omega Med Corporation,
                             a Delaware corporation

                1,200,000 Shares of $.001 Par Value Common Stock


This prospectus ^ relates to 1,200,000 shares ^ of common stock ^ of Omega Med Corporation, a Delaware corporation ^. We are offering ^ 1,200,000 shares for sale on a "best efforts" basis. ^

We will realize up to $6,000,000.00 from the sale of these shares if we sell all 1,200,000 shares. ^ We will use those funds to pay for the costs of the offering, for working capital, for sales and marketing of our products and to fund our continuing research and development activities. ^ We will pay all expenses of registering the shares.

Any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to a broker-dealer may be regarded as underwriting commissions or discounts^.

We have not registered the shares for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares should confirm that the shares have been registered under the securities laws of the states in which the shares are sold or the existence of any exemption from registration.

The information in this prospectus is not complete and may be changed. We may not offer or sell these shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the shares and it is not soliciting an offer to buy the shares in any state where the offer or sale is not permitted.

The shares have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is July 24, 2001.

                                TABLE OF CONTENTS

Item Number    Caption
                    Page
-----------    -------
                    ----
3.        Summary
Information.....................................................................
 .....4
          Risk
Factors.........................................................................
 ........4

                   Because we have a limited operation history, a purchase of
                   Our common stock is a highly speculative
investment.................................6
                   Regulatory approvals may not be granted for our
products............................6
                   We are in a very competitive industry and many of our
competitors
                   have greater resources than we
have.................................................7
                   We do not have product liability
insurance..........................................7
                   We may need additional funds to complete our research and
development
                   program and those funds may not be available to
us..................................7
                   Our patent may not protect us from infringement or unfair
competition...............7
                   We must adapt to rapid technological changes in the medical products
                   industry to stay
competitive........................................................7
                   We rely on our key personnel, and we do not carry "key man"
                   insurance on any of our
employees...................................................7
                   We do not expect to pay dividends on our common stock
                   in the foreseeable
future...........................................................8


4.        Use of
Proceeds........................................................................
 ......8
5.        Determination of Offering
Price..............................................................8
6.
Dilution........................................................................
 .............9
7.        Selling Security
Holders.....................................................................9
8.        Plan of
Distribution....................................................................
 .....9
9.        Legal
Proceedings.....................................................................
 .......9
10.       Directors, Executive Officers, Promoters and Control
Persons.................................9
11.       Security Ownership of Certain Beneficial Owners and
Management..............................11
12.       Description of
Securities...................................................................11
13.       Interest of Named Experts and
Counsel.......................................................12
14.       Disclosure of Commission Position on Indemnification for Securities
Act Liabilities.........12
15.       Organization Within Last Five
Years.........................................................12
16.       Description of
Business.....................................................................12
17.       Management' Discussion and Analysis of Financial Condition
          and Results of
Operations...................................................................14
18.       Description of
Property.....................................................................15
19.       Certain Relationships and Related Transactions
 .......................................16
20.       Market for Common Equity and Related Stockholder
Matters....................................16
21.       Executive
Compensation....................................................................
 ..16
22.       Financial
Statements......................................................................
 ..17
23.       Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure....................................................................41
          Legal
Matters.........................................................................
 ......41

Experts.........................................................................
 ............41
          Additional
Information.....................................................................
 .41
24.       Indemnification of Directors and
Officers...................................................42
25.       Other Expenses of Issuance and
Distribution.................................................42
26.       Recent Sales of Unregistered
Securities.....................................................42
27.
Exhibits........................................................................
 ............43
28.
Undertakings....................................................................
 ............43

Signatures......................................................................
 ............45
          Power of
Attorney........................................................................
 ....2 ****
          Consent of Independent
Auditors...........................................................E-23

Item 3.  Summary Information and Risk Factors.
----------------------------------------------

^



The company:                Our main offices are located at 3930 Oregon
                            Street, Suite 112, San Diego, California 92104. Our telephone number is (619) 692-1723 and our facsimile number is (619) 298-4426.

Our business:               We intend to manufacture and market medical devices
                            and equipment. ^ We are presently continuing research and development activities related to those medical devices. In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included the worldwide rights to a disposable ambulatory infusion pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. We plan to manufacture and market the pump in the United
                            States, pending the approval of the Food and Drug
                            Administration. Our wholly owned subsidiary,
                            Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment.^

State of organization:      We were incorporated under the General Corporation
                            Law of Delaware on April 5, 1999. On September 30,
                            1999, Alpha Mark, Inc., formerly named Omega Med
                            Corporation, which had been incorporated in the State of Utah on April 8, 1981, purchased 100% of our stock in exchange for its assets and liabilities, including (1) the rights to market and manufacture a disposable ambulatory infusion pump, and (2) its wholly-owned subsidiary, Decoria, Inc., a Nevada corporation formed on December 3, 1998. On
                            September 30, 1999, we merged with Alpha Mark, Inc.

Risk factors:               A purchase of our common stock involves various
                            risks. ^
                            o            Because we have a limited operating
                                         history, a purchase of our common stock
                                         is a highly speculative investment.
                            o            Regulatory approvals may not be granted
                                         for our products.
                            o            We are in a very competitive industry
                                         and many of our competitors have
                                         greater resources than we have.
                            o            We do not have product liability
                                         insurance.
                            o            We may need additional funds to
                                         complete our research and development
                                         program and those funds may not be
                                         available to us.
                            o            Our patent may not protect us from
                                         infringement or unfair competition.
                            o            We rely on our key personnel, and we do
                                         not carry "key man" insurance on any of
                                         our employees.
                            o            We do not expect to pay dividends on
                                         our common stock in the foreseeable
                                         future.

The offering:               We are offering ^ 1,200,000 shares for sale on a
                            "best efforts" basis.^

Estimated use of            If we sell all the shares we are offering, we will
proceeds:                   receive $6,000,000. We will use those funds to pay
                            for the costs of the offering, for working capital, for sales and marketing of our products and to fund our continuing research and development activities.
                            ^

                                  RISK FACTORS

^

This prospectus contains forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "believes,""intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," or similar statements. These statements are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in this Risk Factors section. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.


^
Because we have accumulated a large deficit and continue to incur operating losses, we may not be able to continue as a going concern. We have accumulated a deficit of $314,058 as of December 31, 2000 and we have continued to incur operating losses. Unless we can raise additional capital, we may not be able to continue our business.

Because we have a limited operating history, a purchase of our common stock is a highly speculative investment. We ^ are currently engaged primarily in research and development activities. We have not generated any revenues and do not anticipate generating any revenues in our current fiscal year. Our prospects must be considered very speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, especially the risks of manufacturing and distributing medical devices. There can be no assurance that unanticipated technical or other problems will not occur which would result in material delays in our research and development program. There can be no assurance that we will be able to achieve profitable operations. No purchase of the shares should be made by any person who cannot afford to lose his or her entire investment.

Regulatory approvals may not be granted for our products. A "medical device" is defined in the Food, Drug and Cosmetic Act ^ as an instrument, apparatus, or machine which is intended for use in the diagnosis of disease or other conditions, or in the cure, mitigation, treatment, or prevention of disease in man and other animals. The general public is sometimes confused about the difference between unregulated consumer products and medical devices. Products are not considered medical devices if they have general utility and are not dedicated to medical applications. Those products are subject to the Consumer Product Safety Act.

Human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures. The Food and Drug Administration, commonly called the FDA, and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical products such as our disposable ambulatory infusion pump and our ear piercing device can be marketed^. Various federal, state and foreign statutes may also govern or affect the manufacturing, safety, labeling, storage, and marketing of medical products. These laws also require companies to keep detailed records.

Our disposable ambulatory infusion pump, and our subsidiary's ear piercing device, may be subject to (1) the Medical Device Amendments of 1976 to the Federal Food, Drug and Cosmetic Act; (2) the Medical Device Reporting Rule implemented by the FDA in 1984; (3) the standards for medical device manufacturers established by the FDA; and (4) other rules and regulations ^ enforced by the Center for Devices and Radiological Health, an FDA sub-agency. However, the FDA Modernization Act of 1997^ exempts from premarket notification devices that do not present a potential unreasonable risk of illness or injury. The 1997 Act also directs the FDA to concentrate its postmarket surveillance on higher risk devices. The 1997 Act also expanded the FDA's pilot program by which the FDA accredits third party experts to conduct the initial review of all low-to-intermediate risk devices. We believe our disposable ambulatory infusion pump and the ear piercing device are ^ low-to-intermediate risk devices and, therefore, may qualify for exemptions from premarket notification^. If our products do not qualify for exemptions from premarket notification, we would be delayed in selling our products to the public. Obtaining any required FDA approvals and maintaining ongoing compliance with government requirements may be expensive, which could reduce our operating capital significantly.

We are in a very competitive industry and many of our competitors have greater resources than we have. Competition in the medical products industry, generally, is intense. We compete directly with other companies and businesses that have developed and are in the process of developing technologies and products which will be competitive with our products. ^ Many of these competitors have greater financial and other resources, and more experience in research and development, than we have. They may also have ^ more experience in manufacturing, marketing and distributing their products.

We do not have product liability insurance. Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and we may not be able to acquire product liability insurance in the future on commercially reasonable terms, or at all. ^

We may need additional funds to complete our research and development program and those funds may not be available to us. ^ Our current cash and equivalents constitute our present internal sources of liquidity. Because we are only generating minimal revenues from the sale or licensing of our products, our only external source of liquidity is the sale of our capital stock. We believe our current cash resources are sufficient to complete prototype development and limited clinical trials of the disposable ambulatory infusion pump. We will concentrate our resources on developing the pump but will continue developing the ear piercing device as our funds allow.

If the pump and the ear piercing device perform as anticipated, we believe that we will be able to raise the funds necessary to begin production of the disposable ambulatory infusion pump and the ear piercing device for the North American and international clinical trials and the FDA approval process through the sale of equity, debt, or receipt of licensing fees. ^

Our patent may not protect us from infringement or unfair competition. We will attempt to protect our proprietary technology through the enforcement of our patent and by applying for additional patent protection when appropriate.^ We may rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements with our employees and subcontractors, to restrict disclosure of our manufacturing processes and other proprietary information. ^There is a possibility that ^patent ^and trade secret laws, as well as ^ confidentiality agreements, may not be enforceable in some countries or jurisdictions. It may be possible for unauthorized third parties to copy our products or to reverse engineer or obtain and use information that we regard as proprietary. There can be no assurance that our competitors will not independently develop a better infusion pump or other products that are superior to our products which do not infringe on our patent. If someone infringes on our patent, we would be required to sue them to enforce our patent, which would be very costly and time consuming.

We must adapt to rapid technological changes in the medical products industry to stay competitive. The medical devices industry is characterized by rapidly changing technology, resulting in short product life cycles and rapid price declines. We must continuously update our existing and planned products ^to keep them current with changing technologies ^ so that our products do not become obsolete. Our ability to compete in the medical products industry depends on our use of new technologies. ^There can be no assurance that we will be successful in these efforts. If we were unable to develop and introduce new products ^ in a timely manner, due to resource constraints or technological or other reasons, this inability could result in reduced market share, reduced production, and corresponding loss of economies of scale in our purchasing of raw materials and manufacturing processes. ^

We rely on our key personnel, and we do not carry "key man" insurance on any of our employees. Our future success will depend on the service of our key personnel and, additionally, our ability to identify, hire and retain additional qualified personnel. There is intense competition for qualified personnel in the medical products field, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on the Company.


^

We do not expect to pay dividends on our common stock in the foreseeable future. We plan to retain earnings, if any, for the operation and expansion of our business.


^

Item 4.  Use of Proceeds
------------------------


The following table outlines how we intend to use any proceeds we receive from the sale of our common stock. Since this is a "best efforts" offering, the table has columns disclosing the expected use of proceeds if only 30% or 60% of the offered shares are sold. ^

=================================== ===================== ====================
===================
Estimated Use                       100% of offered       60% of offered
30% of offered
                                    shares sold           shares sold
shares sold
----------------------------------- --------------------- --------------------
-------------------
Increase plant capacity                 $ 600,000.00          $400,000.00
  $400,000.00
----------------------------------- --------------------- --------------------
-------------------
Tooling for Ear Piercing Device         $ 500,000.00          $500,000.00
          $0.00
----------------------------------- --------------------- --------------------
-------------------
Marketing                              $3,000,000.00         $1,650,000.00
  $700,000.00
----------------------------------- --------------------- --------------------
-------------------
Inventory                               $ 200,000.00          $200,000.00
   $80,000.00
----------------------------------- --------------------- --------------------
-------------------
General Corporate Purposes             $1,400,000.00          $600,000.00
  $400,000.00
----------------------------------- --------------------- --------------------
-------------------
Legal and Accounting                    $ 80,000.00           $80,000.00
   $80,000.00
----------------------------------- --------------------- --------------------
-------------------
Offering Expenses                       $ 120,000.00          $70,000.00
   $40,000.00
----------------------------------- --------------------- --------------------
-------------------
Mezzanine Debt Retirement               $100,000.00           $100,000.00
  $100,000.00
----------------------------------- --------------------- --------------------
-------------------
Total                                  $6,000,000.00         $3,600,000.00
$1,800,000.00
=================================== ===================== ====================
===================


^
If we only sell 60% of the shares offered, we will concentrate on entering the European market instead of the United States domestic market with our infusion pump, because we think the regulatory requirements are easier for us to meet in Europe and that European healthcare reimbursement systems are more favorable for marketing the infusion pump.

We will allocate any funds raised to concentrate on the infusion pump instead of the Decoria ear piercing device. If we only sell 30% of the shares offered, or less, we will limit the development of the Decoria ear piercing device even further, and spend only funds necessary to continue minimal development of the ear piercing device.

We have complete discretion over how to use a significant portion of the net proceeds of this offering. We cannot assure investors that our use of the net proceeds will not vary substantially due to unforeseen factors.


Item 5.  Determination of offering price
----------------------------------------


Factors used to determine share price. The offering price per share of our common stock being offered on a "best efforts" basis has been determined ^ by our capital requirements ^ and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues^, the share price ^ is not based on past earnings, nor is the share price an indication of the current market value of our assets. No valuation or appraisal has been prepared for the business and potential business expansion of the company.

Item 6.  Dilution
-----------------
^
The following table sets forth the number of shares of ^common stock we have issued, the total consideration paid and the price per share. The table assumes all of the shares will be sold.

========================= ==========================================
====================================== ============
                                        Shares Issued
Total Consideration           Price Per
                                        -------------
-------------------           Share

                           -----
                                  Number               Percent
Amount             Percent
------------------------- ----------------------- ------------------
------------------- ------------------ ------------

Shareholders(1)           10,500,000 Shares            89.74%        $555,533.00
              8.47%        $0.053
------------------------- ----------------------- ------------------
------------------- ------------------ ------------

Purchasers of Shares(2)   1,200,000 Shares             10.26%
$6,000,000.00            91.53%        $5.00
------------------------- ----------------------- ------------------
------------------- ------------------ ------------
Total                     11,700,000 Shares             100%         $6,
555,533.00            100%
========================= ======================= ==================
=================== ================== ============


(1) 10,500,000 shares were issued to Alpha Mark, Inc., a Utah corporation, to acquire substantially all of its assets pursuant to an Agreement of Purchase and Sale of Assets dated September 30, 1999.
(2) Assuming all of the shares offered will be sold.


The public offering price of our common stock in this offering will be substantially higher than the pro forma tangible book value per share of outstanding common stock. Purchasers of shares in this offering will experience immediate and substantial dilution in tangible book value per share, and the existing stockholders will receive a material increase in the tangible book value per share of their shares of common stock

Item 7.  Selling Security Holders
---------------------------------

Not applicable.

Item 8.  Plan of Distribution
-----------------------------


We are offering ^ 1,200,000 shares on a "best efforts" basis^. We propose to offer the shares ofcommon stock to the public at the initial public offering price set forth on the cover of this prospectus. ^ The shares will not be sold in an underwritten public offering.

We have filed a registration statement, of which this prospectus forms a part, with respect to the offer and sale of the shares. There can be no assurance that we will sell any or all of the shares that we desire to sell. We will pay all of the expenses incident to the offering and sale of the shares.^

We have entered into a Consultant Agreement with Albermarle Investments Ltd. ^ After this registration statement is effective, we anticipate that Albermarle will introduce us to investment bankers, broker dealers, institutional investors and other qualified prospective purchasers of our common stock. Albermarle is not a registered broker-dealer.


Item  9. Legal Proceedings
--------------------------


There are no legal actions pending against us and we do not believe anyone has any claims against us that would result in a lawsuit being filed against us.


Item 10. Directors, Executive Officers, Promoters and Control Persons.
----------------------------------------------------------------------


Our directors and principal executive officers ^ are ^ specified on the following table:

=========================== ========== =============================
Name                        Age        Position
--------------------------- ---------- -----------------------------
Richard Schioldager         49         president, director
--------------------------- ---------- -----------------------------
Harold Letson               73         vice president, director
--------------------------- ---------- -----------------------------
Douglas Letson              76         secretary/treasurer
--------------------------- ---------- -----------------------------
David Brown                 57         Director
=========================== ========== =============================

Richard Schioldager is our president and a director^. Mr. Schioldager is responsible for the operations of the company as well as for identifying and qualifying possible acquisition candidates. From 1998 to 1999, Mr. Schioldager was the vice president and chief financial officer of Alpha Mark, Inc. and was primarily responsible for the development of disposable ambulatory infusion pumps. Prior to 1998, Mr. Schioldager operated a business consulting firm which specialized in the development of marketing and business plans for start-up ventures. He has also held several executive level positions such as chief financial officer of Fabulous Inns of America, marketing product manager of ATV Systems, corporate controller of SNC Inc., and divisional controller of Del Webb Corporation. Mr. Schioldager holds a Bachelor of Science degree in hotel administration from the University of Nevada Las Vegas.

Harold Letson is a vice president and a director and was a founder of the company. He is a graduate of the University of Wisconsin School of Business Administration and has been a licensed California real estate broker since 1957. During the past 30 years Mr. Letson has been an entrepreneur mortgage banker, a mortgage broker, a financial broker, and a real estate developer of residential apartment projects and hotels.

Douglas Letson is our secretary and treasurer. Prior to joining the company in April 1999, Mr. Letson served as secretary and treasurer of Alpha Mark, Inc. Mr. Letson is a retired entrepreneur and specializes in marketing and promotion. From 1964 until he retired in 1990, Mr. Letson was the owner of Earl Forsythe Associates, financial consultants. He attended the University of Wisconsin and Hastings School of Law and became a minister in the Church of Religious Science in 1955.


David C. Brown is a director of the company. Mr. Brown is employed by General Scanning as the Vice President of Manufacturing. In 1994, he formed C/B Associates with Mr. Cochran to develop the ambulatory infusion technology. Prior to forming C/B Associates, Mr. Brown secured patents on an external blood parameter diagnostic system, and a differential thermal expansion driven implantable pump. From 1985 to 1993, Mr. Brown worked as Director of Manufacturing at Digilab where he invented, developed, and commercialized multiple medical instruments. Mr. Brown received his education at Harvard University, with double majors in Engineering Science, and Anthropology.


Other key personnel:

Daniel J. Kelly has been a consultant to the company since July 1999. Mr. Kelly has developed marketing strategies and plans for positioning of the Disposable Ambulatory Infusion Pump. From 1996 to 1998, Mr. Kelly served as president and chief executive officer of Healthwatch Technologies, a manufacturer of non-invasive cardiovascular diagnostic products, and intravenous infusion devices. From 1994 to 1995, Mr. Kelly was executive vice president of sales and was subsequently promoted to president of Block Medical, which specializes in manufacturing electronic infusion pumps. From 1980 to 1994, Mr. Kelly worked for and was promoted to vice president of Worldwide Sales at IMED Corporation, a world leader in infusion devices and disposable administration sets. Mr. Kelly received his Bachelor of Arts from the University of Massachusetts and his Masters of Business Administration from Suffolk University.

Harold Letson and Douglas Letson are brothers. Except for that relationship, there are no other family relationships between any of our officers or directors^. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any officer or director ^ from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with the company so enjoined.

Item 11. Security Ownership of Certain Beneficial Owners and Management
-----------------------------------------------------------------------


The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 3, 2000 by (1) each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) each of our directors and named executive officers, and (3) all directors and executive officers ^ as a group.


Title of Class                Name  and  Address  of  Beneficial      Amount
and  Nature  of  Beneficial     Percent of Class
                              Owner                                   Owner
--------------------------    -----------------------------------
------------------------------------    ----------------
$.001  par  value  common     Alpha Mark, Inc.
Shareholder                             100 %
stock                         a Utah corporation (1)                  10,500,000
shares


$.001  par  value  common     All  officers  and  directors as a      0 shares
                             0%
stock                         group



   (1) Our officers and directors ^ as a group own approximately 19% of the issued and outstanding shares of Alpha Mark Inc., a Utah corporation.

Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. ^Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are considered to be beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of ^common stock indicated as beneficially owned by them.

Changes in Control. We are not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.


Item  12.  Description of Securities
------------------------------------


We are authorized to issue 30,000,000 shares of common stock, $.001 par value, each share of common stock having equal rights and preferences, including voting privileges. As of March 3, 2000, 10,500,000 shares of our common stock were issued and outstanding. We are also authorized to designate some of our capital stock as preferred stock. The rights, preferences and privileges of holders of common stock may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Each share of our common stock constitutes an equity interest in the company entitling each shareholder to a pro rata share of cash distributions made to holders of common stock, including dividend payments. The common stock shareholders are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors ^or any other matter, with the result that the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and any payments due to preferred shareholders. The common stock shareholders do not have any conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Our dividend policy is set by our board of directors. We have never declared or paid a cash dividend on our common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Shareholders are entitled to receive dividends ^declared at the sole discretion of our board of directors based on our earnings, capital requirements, financial position, general economic conditions, and other pertinent factors.

Our common stock is subject to "penny stock" rules. The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00, ^other than securities registered on some national securities exchanges or quoted on the Nasdaq system^. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document ^ which provides information about penny stocks and the ^ risks of the penny stock market. The broker-dealer also must provide additional information to its customer. Because our common stock is subject to the penny stock rules, purchasers of our common stock may find it more difficult to sell their shares. There is presently no public market for our common stock.

All of our issued and outstanding common stock is owned by Alpha Mark, Inc., a Utah corporation. Therefore, our directors, officers and principal shareholders, taken as a group, together with their affiliates, beneficially own all of our common stock and control the company.


Item 13. Interest of Named Experts and Counsel.
-----------------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the company, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------------

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising pursuant to the Securities Act of 1933 is contrary to public policy and, therefore, unenforceable.

Item  15.  Organization Within Last Five Years
----------------------------------------------

Transactions with Promoters. The incorporator of the company did not receive any compensation from or securities of the company.

Item 16.  Description of Business
---------------------------------


We intend to manufacture and market medical devices and equipment, and we are presently continuing research and development activities related to those medical devices. In October, 1999, we acquired the assets of Alpha Mark, Inc., a Utah corporation, which included a patent license agreement which grants us the worldwide rights to the disposable ambulatory infusion pump, a medical device which pumps a continuous flow of therapeutic drugs into the blood stream at an adjustable flow rate. We intend to develop, produce, distribute and market the disposable ambulatory infusion pump in the United States, pending the approval of the Food and Drug Administration, or FDA. Our wholly owned subsidiary, Decoria, Inc., a Nevada corporation, owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We are also actively seeking companies for acquisition or joint venture whose product lines include medical devices and equipment, which can be developed, produced and marketed by us.

Administration of Therapeutic Drugs by Infusion. Intravenous, or IV, delivery is standard practice for administering a wide variety of therapeutic drugs. Infusion is the continuous flow of the drug into the blood stream at a controlled rate regulated by means of a drip system or by a metering pump. Traditional devices for administering IV delivery include the IV drip, the bedside pump and the ambulatory pump. The ambulatory pump allows the patient to receive the appropriate medication while carrying on normal activities.

In hospitals, programmable electronic pumps are either battery or electrically powered and can be programmed to a complex delivery protocol. Each programmable electronic pump costs between $3,000 and $5,000 and requires a disposable, single use ^ cassette and drug path system that costs about $30. For home care, disposable pumps combine a drug reservoir with a driving system and flow control into a single assembly which is discarded after the dose is expended. The use of disposable pumps has been largely limited to high flow rate delivery of antibiotics where one half hour to one hour infusions are acceptable.

Disposable Ambulatory Infusion Pump. We are developing a Disposable Ambulatory Infusion Pump, or DAI Pump. The DAI Pump is a syringe-type, calibrated reservoir with a self powered, adjustable flow rate. ^ The DAI Pump may be able to replace expensive electronic and syringe pumps by permitting patients to perform normal activities while receiving IV medication. Our DAI Pump can accommodate many delivery protocols which require continuous infusion of medication over various periods from hours to several days. The disposable pumps currently available on the market cannot accommodate these various protocols. We believe that the DAI Pump's ability to accommodate these delivery protocols will enable us to market our products as a replacement for the expensive electronic and syringe pumps that are currently used. ^ Our DAI Pump permits a minimally trained caregiver to safely compound drugs from standard vials and load the pump at the treatment site without intervention by other skilled personnel.

The DAI Pump has advantages over current, balloon-type pumps because the DAI can be adjusted for different drug delivery rates, which also allows for easier filling. The DAI Pump is a more convenient size and shape than the balloon-type pumps, and is unaffected by drug characteristics, making it ideal for the multi-day infusions necessary with many of the most widely used chemotherapy drugs. The DAI Pump also provides an alternative to the bulky bedside IV systems customarily used in hospitals. The DAI Pump is lightweight and designed to be worn by the patient, permitting normal activities while receiving medication. The DAI Pumps are also used "piggy back" to meter small volumes of drug IV systems. More than 20 manufacturers make syringe type and compact programmable pumps which cost from $1500 to $4000, and which require a disposable drug reservoir or cassette costing $8^ to $25^ per treatment.

Ear and Body Piercing. Our wholly owned subsidiary, Decoria, Inc., ^owns the rights to develop, produce, distribute and market a fully sterilized ear and body-piercing device. We believe that our ^use of our device reduces the risk of infection, improves alignment of the piercing, and accomodates a greater variety of jewelry. We anticipate that our device will be the only device on the market which offers the customer the option of changing his or her jewelry without compromising the antiseptic state of the pierced hole. We also plan to market additional interchangeable jewelry to customers who purchase the device. We plan to market the system to beauty salons and major pharmacies and anticipate that all of the practitioners will be certified.

^

Competition. The market for medical equipment and devices is very competitive. For example, Medtronic, which claims to be the world's leading medical technology company, advertises implantable and other types of drug pumps over the Internet. Medronic was founded in 1949 in Minneapolis, Minnesota and provides products and services that treat more than 1.5 million people each year. Clearly, we would be at a significant competitive disadvantage if Medtronic began development of its own DAI Pump.

Infusion Dynamics, Inc., headquartered in Plymouth Meeting, Pennsylvania, is currently advertising a portable electronic infusion pump over the Internet. They reportedly have recently focused their new product development on the design of miniature infusion pumps. They currently operate facilities with an electronics design and prototyping laboratory, a computer-assisted drafting center, a machine shop, and areas for mechanical and electronic assembly and testing. Again, if Infusion Dynamics, Inc. decided to focus on the development of a DAI Pump, their superior facilities, experience, and available capital would make them very difficult for us to compete against.

We also face competition for our ear piercing device. For example, Blomdahl Medical currently markets an ear piercing system that features a disposable, sterile, encapsulated cassette. According to Blomdahl, their system provides protection from blood transmitted viruses and other infections. While most ear piercing guns contain nickel components, Blomdahl's system is designed to be used on persons who are allergic to nickel. Freehill Trading Company is offering a sterile, disposable version of the Inverness ear piercing system over the Internet for under $10.

Despite the significant competition, we believe our DAI Pump will be competitive with existing pump products and we believe our ear piercing device will be competitive with existing systems. However, we ^ expect to compete with companies which have the expertise which would encourage them to develop and market products directly competitive with those developed and marketed by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than us.


Employees. We currently have 4 employees. Our management anticipates using consultants for business, accounting, engineering, and legal services on an as-needed basis.

Our facilities. The following table specifies the location, square footage and lease terms for our facilities:

================================= =================================
======================== ================
Property                          Description                       Lease
            Rent
--------------------------------- ---------------------------------
------------------------ ----------------
3930 Oregon Street, Suite 112,    Our main office
Month-to-month lease     $175/month
San Diego, California 92104
--------------------------------- ---------------------------------
------------------------ ----------------
1425 Russ Boulevard               Our research and development
Month-to-month lease     $1,225/month
San Diego, California 92101       facility - 1300 square feet
================================= =================================
======================== ================



Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations
------------------------------------------------------------------------


^
The following discussion contains forward-looking statements which are based on our beliefs as well as assumptions we made using information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.Actual future results may differ significantly from the results discussed in the forward-looking statements. No assurance can be given that any of the assumptions we have made are accurate. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

General. We intend to manufacture and market medical devices. We are currently negotiating proposed marketing agreements and plans to negotiate and enter into marketing agreements with appropriate distributors and marketing agents. Other than costs related to the continued development of the DAI Pump and the ear and body piercing device, we do not anticipate significant expenditures on acquisition or development of other products during the current fiscal year.


Our business will expose us to potential product liability risks that are inherent in the testing, manufacturing and marketing of medical products. We do not have product liability insurance, and there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities. We face an inherent business risk of exposure to product liability and other claims in the event that the development or use of our technology or products is alleged to have resulted in adverse effects. Such risk exists even with respect to those products that are manufactured in licensed and regulated facilities or that otherwise possess regulatory approval for commercial sale. There can be no assurance that we will avoid significant product liability exposure. There can be no assurance that insurance coverage will be available in the future, on commercially reasonable terms; or that such insurance will be adequate to cover potential product liability claims; or that a loss of insurance coverage would not materially adversely affect our business, financial condition and results of operations. While we have taken, and will continue to take, what we believe are appropriate precautions, there can be no assurance that we will avoid significant liability exposure. An inability to obtain product liability insurance at acceptable cost or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products developed by the Company. A product liability claim could have a material adverse effect on our business, financial condition and results of operations.

Our strategy for growth is substantially dependent upon our ability to market and distribute products successfully. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the Company, and have the advantage of marketing existing products with existing production and distribution facilities. There can be no assurance that we will be able to market and distribute products on acceptable terms, or at all. Our failure to market our products successfully could have a material adverse effect on our business, financial condition or results of operations. The medical products industry has been under increasing scrutiny by various state and federal regulatory agencies. While we do not presently require any government approval to create, develop or manufacture the DAI Pump, we may be subject to various forms of government regulations, including consumer safety laws and environmental safety laws. Any future violation of, or the cost of compliance with, these laws and regulations could have a material adverse effect on our business, financial condition and results of operations.

The medical products industry is rapidly changing through the continuous development and introduction of new products. Our strategy for growth is substantially dependent upon our ability to successfully introduce the DAI Pump. Accordingly, our ability to compete may be dependent upon our ability to enhance and improve our products continually. There can be no assurance that competitors will not develop technologies or products that render our products obsolete or less marketable. We may be required to adapt to technological changes in the industry and develop products to satisfy evolving industry or customer requirements, any of which could require the expenditure of significant funds. At this time, we do not have a source of commitment for such funds. Continued refinement and improvement costs are risks inherent in new product development, including unanticipated technical or other problems which could result in material delays in product commercialization.


Liquidity and capital resources. The Company's only known current sources of capital are the proceeds from this offering and cash and cash equivalents of $3,134 as of March 31, 2001. The Company will require additional financing and there is no assurance that such additional financing will be available. If we are unable to raise capital through the proceeds from this offering we may not be able to continue operating.

Results of operations and "going concern" issues. The Company has not yet realized any revenue from operations. Our consolidated financial statements show a deficit accumulated during our development stage of $334,238 at March 31, 2001. We have incurred a loss from operations of $20,180 for the three month period ended March 31, 2001. These continued losses and the deficit create uncertainty about our ability to continue as a going concern. Our continued existence depends on our ability to obtain adequate capital to fund our operating losses until we become profitable. We plan to raise additional capital through the sale of our common stock but there can be no assurance that we will be able to do so.

Our plan of operation for the next 12 months. We intend to continue our development of the DAI pump and present it to health care providers, AIDS clinics and physicians to acquire purchase contracts. We will negotiate manufacturing agreements with subcontractors and packagers. We will complete our operating budgets for tooling and production in anticipation of in-house component manufacture after we have begun a pilot manufacturing program with subcontractors.

Our plan of operation for the next 12 months depends on raising sufficient capital to complete our marketing and manufacturing requirements. Under the terms of our patent license agreement for the DAI pump, we are required to make minimum royalty payments of $50,000 each quarter beginning at the date of the first sale of the DAI pump or other licensed products. Therefore, it is not practical for us to begin limited production and we will not be able to perform under the patent license agreement until we raise additional capital.


Item 18. Description of Property
--------------------------------


Property held by the company. The consolidated financial statements filed as exhibits to this registration statement include the accounts of the company and our wholly-owned subsidiary, Decoria, Inc.^ All significant intercompany transactions have been eliminated. As of the dates specified in the following table, we held the following property:


====================================== ===========================
         Property                      March 31, 2001
-------------------------------------- ---------------------------
Cash and equivalents                   $3,134.00
-------------------------------------- ---------------------------
Office Furniture and Equipment         $3,338.00
-------------------------------------- ---------------------------
Tooling costs                          $103,427.00
====================================== ===========================

We define cash equivalents as all highly liquid investments with a maturity of 3 months or less when purchased. We do not presently own any interests in real estate. ^

Item 19. Certain Relationships and Related Transactions
-------------------------------------------------------

Related Party Transactions. There have been no related party transactions which would be required to be disclosed pursuant to Item 404 of Regulation S-B, except for the following:


On or about September 30, 1999, we entered into an Agreement of Purchase and Sale of Assets with Alpha Mark, Inc., ^for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. At that time, our directors and officers were officers and directors of Alpha Mark, Inc.


Item 20.  Market for Common Equity and Related Stockholder Matters
------------------------------------------------------------------


Reports to Security Holders. We will be a reporting company with the Securities and Exchange Commission ^upon the effectiveness of this registration statement^. The public may read and copy any materials filed with the Securities and Exchange Commission at their Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling ^1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically^. The address of that site is http://www.sec.gov. We currently maintain our own Internet address at www.omega-med.com. Our website is currently under construction.

^

We intend to adopt a stock option plan and reserve 2,500,000 shares of our common stock for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors^. A committee of our board of directors shall administer the stock option plan and the board of directors will be authorized, in its sole and absolute discretion, to grant options ^ to all eligible employees of the company, including officers, and to our directors, whether or not those directors are also employees of the company. Our board of directors shall also determine the terms, conditions and exercise prices of options granted under the stock option plan.




Item 21. Executive Compensation - Remuneration of Directors and Officers.
-------------------------------------------------------------------------

Any compensation received by our officers, directors, and management personnel ^ will be determined from time to time by our board of directors^. Officers, directors, and management personnel ^ will be reimbursed for any out-of-pocket expenses incurred on behalf of the company.


Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities ^ payable to our chief executive officer ^ and our other executive officers ^ whose total annual salary and bonus is anticipated to exceed $50,000 during the year ending December 31, 2001. Our board of directors ^ may adopt an incentive stock option plan for its executive officers which would result in additional compensation.

=================================== ======= ================= ===========
=================== =========================
Name and Principal Position         Year    Annual Salary($)  Bonus ($)   Other
Annual        All Other Compensation

Compensation ($)
----------------------------------- ------- ----------------- -----------
------------------- -------------------------
Richard Schioldager, president      2001    $48,000           None        None
             None
----------------------------------- ------- ----------------- -----------
------------------- -------------------------
Harold Letson, vice-president       2001    $48,000           None        None
             None
----------------------------------- ------- ----------------- -----------
------------------- -------------------------
Douglas Letson, secretary,          2001    $36,000           None        None
             None
treasurer
=================================== ======= ================= ===========
=================== =========================

Compensation to our directors. Directors who are also employees of the company receive no extra compensation for their service on our board of directors^.

Employment contracts. We anticipate entering into employment contracts with Richard Schioldager and Ulrich Cochran.

Specified below, in tabular form, is the aggregate annual remuneration of the company's chief executive officer and the four (4) most highly compensated executive officers other than the chief executive officer who were serving as executive officers at the end of our last completed fiscal year.

==========================================
============================================ ==========================
Name of individual or Identity of Group    Capacities in which remuneration was
        Aggregate remuneration
                                           received
------------------------------------------
-------------------------------------------- --------------------------
Richard Schioldager                        president
       $48,000
------------------------------------------
-------------------------------------------- --------------------------
Ulrich Cochran                             vice-president
       $48,000
------------------------------------------
-------------------------------------------- --------------------------
Douglas Letson                             secretary/treasurer
       $36,000
------------------------------------------
-------------------------------------------- --------------------------
                                           All executive officers as a group
       $132,000
==========================================
============================================ ==========================



Item 22.  Financial Statements
------------------------------





                              OMEGA-MED CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                             MARCH 31, 2001 AND 2000

                           Accountants' Review Report
                           --------------------------

To The Board of Directors of
Omega-Med Corporation

We have reviewed the accompanying consolidated balance sheets of Omega-Med Corporation (a development stage company) and subsidiary as of March 31, 2001 and 2000, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the three months then ended and the period April 5, 1999 (inception) to March 31, 2001, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Omega-Med Corporation.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the consolidated financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with generally accepted accounting principles.

As discussed in Note 8, certain conditions indicate that the Company may be unable to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.




                                              PETERSON & CO.
July 11, 2001
San Diego, CA

                                  ASSETS


  March 31,

---------------------------------------
                                                                          2001
              2000

------------------  --------------------

Current assets
Cash and cash equivalents                                                    $
3,134             $ 54,450
Prepaid expenses
  -                  996
Advances and other current assets
1,477                2,807

------------------  -------------------
Total current assets
4,611               58,253

Property and equipment, net
106,436              110,054
Licensed technology, net
149,778              189,720

------------------  -------------------

Total assets                                                               $
260,825            $ 358,027

==================  ===================

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable                                                             $
3,417              $ 3,210
Other accrued liabilities
22,708               10,434

------------------  -------------------
Total liabilities
26,125               13,644

------------------  -------------------

Shareholders' equity
Common stock, $.001 par value; 30,000,000 shares
authorized; 10,500,000 shares issued and outstanding
10,500               10,500
Common stock subscribed, 6,900 shares
  7                    -
Additional paid-in-capital
558,431              525,138
Deficit accumulated during the development stage
(334,238)            (191,255)

------------------  -------------------

Total shareholders' equity
234,700              344,383

------------------  -------------------

Total liabilities and shareholders' equity                                 $
260,825            $ 358,027

==================  ===================


                                                   Three Months Ended
 April 5, 1999
                                                       March 31,
(Inception) to
                                          -------------------------------------
   March 31,
                                                2001                2000
     2001
                                          ------------------  -----------------
-----------------

Revenues                                   $              -    $             -
 $           931

Cost of Sales                                             -                  -
             450
                                          ------------------  -----------------
-----------------

Gross Profit                                              -                  -
             481

Operating expenses
General and administrative                           20,180             61,842
         310,802
Research and development                                  -              2,686
           4,347
Loss from inventory write-down                            -                  -
          17,113
                                          ------------------  -----------------
-----------------
Total expenses                                       20,180             64,528
         332,262
                                          ------------------  -----------------
-----------------

Loss from operations                                (20,180)           (64,528)
        (331,781)

Other income (expense)
Other income                                              -                743
             743
                                          ------------------  -----------------
-----------------
Total other income (expense)                              -                743
             743
                                          ------------------  -----------------
-----------------

Loss before provision for income taxes              (20,180)           (63,785)
        (331,038)

Provision for income taxes                                -                  -
           3,200
                                          ------------------  -----------------
-----------------

Net loss                                   $        (20,180)   $       (63,785)
 $      (334,238)
                                          ==================  =================
=================

Net loss per share                         $        (0.0019)   $       (0.0061)
 $       (0.0318)
                                          ==================  =================
=================

                                              Common Stock             Common
Stock
                                            $.001 Par Value
Subscribed          Additional
                                        -------------------------
----------------------    Paid-in     Accumulated
                                          Shares        Amount     Shares
Amount       Capital       Deficit        Total
                                        ------------  -----------  ---------
-----------  ------------ ------------  ------------
Common stock issued in acquisition       10,500,000   $   10,500          -   $
      -    $  525,138   $        -    $  535,638

Net loss incurred during
development stage operations                      -            -          -
      -             -     (127,470)     (127,470)
                                        ------------  -----------  ---------
-----------  ------------ ------------  ------------

Balance, December 31, 1999 (Audited)     10,500,000       10,500          -
      -       525,138     (127,470)      408,168

Net loss incurred during
development stage operations
                           (63,785)      (63,785)
                                        ------------  -----------  ---------
-----------  ------------ ------------  ------------

Balance, March 31, 2000 (Unaudited)      10,500,000       10,500          -
      -       525,138     (191,255)      344,383

Common stock subscribed                                               5,900
      6        28,294            -        28,300

Net loss incurred during
development stage operations                      -            -          -
      -             -     (122,803)     (122,803)
                                        ------------  -----------  ---------
-----------  ------------ ------------  ------------

Balance, December 31, 2000 (Audited)     10,500,000       10,500      5,900
      6       553,432     (314,058)      249,880

Common stock subscribed                                               1,000
      1         4,999                      5,000

Net loss incurred during
development stage operations
                           (20,180)      (20,180)
                                        ------------  -----------  ---------
-----------  ------------ ------------  ------------

Balance, March 31, 2001 (Unaudited)      10,500,000    $  10,500      6,900   $
      7    $  558,431   $ (334,238)   $  234,700
                                        ============  ===========  =========
===========  ============ ============  ============



                                                                       Three
Months Ended             April 5, 1999

March 31,                 (Inception) to

-----------------------------------      March 31,
                                                                    2001
      2000               2001
                                                               ----------------
 ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                        $      (20,180)
         (63,785)          (334,238)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                                           10,252
          10,251             61,515
Loss from inventory write-down                                               -
               -             17,113
Write-off of bad debts                                                       -
               -                570
(Increase) decrease in operating assets,
excluding effects of purchase acquisition
Inventory                                                                    -
               -             (2,600)
Prepaid expenses                                                             -
             373                  -
Advances and other assets                                                  979
            (413)               621
Increase (decrease) in operating liabilities,
excluding effects of purchase acquisition
Accounts payable                                                           527
         (24,396)           (18,930)
Accrued expenses and other liabilities                                   1,050
           1,823             22,708
                                                               ----------------
 ----------------  -----------------
      Net cash used in operating activities                             (7,372)
         (76,147)          (253,241)
                                                               ----------------
 ----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of tooling purchase                                                   -
               -              2,548
Cash of acquired subsidiary                                                  -
               -              2,263
                                                               ----------------
 ----------------  -----------------
      Net cash provided by investing activities                              -
               -              4,811
                                                               ----------------
 ----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Subscription of common stock                                             5,000
               -             33,300
Issuance of common stock                                                     -
               -            218,264
                                                               ----------------
 ----------------  -----------------
      Net cash provided by financing activities                          5,000
               -            251,564
                                                               ----------------
 ----------------  -----------------

Net (decrease) increase in cash                                         (2,372)
         (76,147)             3,134

Cash, beginning of period                                                5,506
         130,597                  -
                                                               ----------------
 ----------------  -----------------

Cash, end of period                                                      3,134
          54,450              3,134
                                                               ================
 ================  =================

SUPPLEMENTAL DISCLOSURES
Income tax paid                                                  $           -
  $            -    $           300
                                                               ================
 ================  =================
Interest paid                                                    $           -
  $            -    $             -
                                                               ================
 ================  =================

NONCASH FINANCING ACTIVITIES
Common stock issued in exchange for net assets                   $           -
  $      317,374    $       317,374
                                                               ================
 ================  =================

                              OMEGA-MED CORPORATION
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS




NOTE 1 - THE COMPANY

     Omega-Med Corporation was incorporated in the state of Delaware on April 5, 1999. On September 30, 1999, Alpha Mark, Inc. (formerly Omega-Med Corporation), incorporated in the state of Utah on April 8, 1981, purchased 100% of the common stock of Omega-Med Corporation. Under the terms of the Agreement, Alpha Marks agreed to sell all of its assets and liabilities, including a wholly owned subsidiary Decoria, Inc., incorporated in the state of Nevada on December 3, 1998, and rights to a disposable ambulatory infusion pump. On September 30, 1999, Omega-Med Corporation, the surviving corporation merged into Alpha Mark, Inc. Omega-Med Corporation (the "Company") and subsidiary were organized for the research and development of medical devices and to manufacture, market and distribute health care products.

     The Company is in the development stage and its efforts through March 31, 2001 have been principally devoted to organizational activities and marketing efforts. The success of the Company's future operations is dependent upon the Company's ability to successfully identify, develop and market its products and obtain the necessary capital to achieve its goals. The Company's management anticipates incurring additional losses as it pursues its research and development activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Decoria, Inc. All significant intercompany transactions have been eliminated.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

     Property and Equipment

     Property and equipment are recorded at cost less depreciation. Depreciation is accounted for on the straight-line method based on estimated useful lives. Betterments and large renewals, which extend the life of an asset are capitalized; whereas, maintenance and repairs and small renewals are expensed as incurred.

---------------------------------------------------------------

     Intangible Assets

     Intangible assets represent licensed technology recorded in connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30, 1999. This licensed technology is being amortized using the straight-line method over 7 years. Amortization expense for the three months ended March 31, 2001 and 2000 was $9,985 and $9,984, respectively, and $59,911 for the period April 5, 1999 (inception) to March 31, 2001.

     The Company assesses whether its intangible assets are impaired as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, based on an evaluation of undiscounted projected cash flows through the remaining amortization period. Impairment, if any, is based on the excess of the intangible asset's carrying amount over the estimated fair value of the asset. No impairment has been indicated to date.

     Revenue Recognition

     The Company recognizes revenues upon transfer of title.

     Research and Development

     Research and development costs are charged to expense as incurred.

     Advertising Costs

     The Company expenses the costs of advertising in the period in which the costs are incurred. Advertising expense for the three months ended March 31, 2001 and 2000 and for the period April 5, 1999 (inception) to March 31, 2001 was $0.

     Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial and income tax purposes.

---------------------------------------------------------------

     Loss Per Share of Common Stock

     The loss per share of common stock for the three months ended March 31, 2001 and 2000 and for the period April 5, 1999 (inception) to March 31, 2001 is based on the weighted average number of shares of common stock outstanding during the period. Earnings per share for the periods prior to the merger on September 30, 1999 are restated to reflect the number of equivalent shares issued prior to the acquisition.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at March 31, 2001 and 2000:


                                              2001                2000
                                        ---------------     ---------------

         Equiptment                      $       2,123      $        2,123
         Office equiptment                       3,228               3,228
         Tooling costs                         103,427             105,975
                                        ---------------     ---------------
                                               108,778             111,326
         Less accumulated depreciation          (2,342)             (1,272)
                                        ---------------     ---------------
                                         $     106,436      $      110,054
                                        ===============     ===============

     Depreciation expense for the three months ended March 31, 2001 and 2000 was $267 and $1,604 for the period April 5, 1999 (inception) to March 31, 2001.

NOTE 4 - CAPITALIZATION

     Common Stock

     The Company has authorized the issuance of thirty million (30,000,000) shares of common stock, par value $.001 per share. On September 30, 1999, Alpha Mark, Inc. (formerly Omega Med Corporation) purchased 10,500,000 shares of common stock of Omega-Med Corporation in exchange for cash in the amount of $218,264 and other assets and liabilities with historical cost of $317,374 for a total amount of $535,638.

     Common Stock Subscribed

     During the year ended December 31, 2000, the Company received cash in the amount of $28,300 for 5,900 shares of common stock subscribed. For the three months ended March 31, 2001, the Company received additional cash in the amount of $5,000 for 1,000 shares of common stock subscribed.


NOTE 5 - ACQUISITION

     On September 30, 1999, the Company entered into an Asset Purchase and Sale Agreement with Alpha Mark, Inc. ("Alpha"), a Utah corporation. Under the terms of the agreement, Alpha acquired 10,500,000 shares of the Company's common stock in exchange for assets and liabilities of Alpha Mark, Inc., including a wholly owned subsidiary Decoria, Inc., and rights to a Patent License Agreement. The acquisition was accounted for as a reverse merger since Alpha Mark Inc.'s shareholders received a majority interest in the combined entity. Prior to the acquisition, there were no adjustments made to the fair value of the historical cost of the assets and liabilities exchanged, which were transferred and carried forward at historical cost. The operations of Alpha Mark, Inc. were consolidated beginning on the date of the acquisition. Revenues and net loss for Decoria, Inc. for the period January 1, 1999 to September 30, 1999 (unaudited), prior to the reverse merger were as follows:

         Revenues                                             $         2,801
         Net loss                                             $        49,223


NOTE 6 - INCOME TAXES

     At March 31, 2001, the Company has a net operating loss carryforward for tax purposes of approximately $334,000 which expires through the year 2021. The Internal Revenue Code contains provisions, which may limit the loss carryforward available if significant changes in shareholder ownership of the Company occur. Net deferred tax asset at March 31, 2001 is fully offset by a valuation allowance because it is more than likely that the deferred tax benefits will not be utilized.

---------------------------------

     The components of the provisions for income taxes for the three months ended March 31, 2001 and 2000 and for the period April 5, 1999 (inception) to March 31, 2001 are as follows:


                                                         April 5, (inception) to
                                       December 31,            December 31,
                                                         -----------------------
                                           2000            2000          1999
                                       ------------      ---------   -----------

          Current
            Federal                    $         -       $      -    $        -
                                                 -              -         3,200
                                       ------------      ---------   -----------
                                                 -              -         3,200

          Deferred
            Federal                              -              -             -
            State                                -              -             -
                                       ------------      ---------   -----------
                                                 -              -             -
                                       ------------      ---------   -----------
          Provision for income taxes             -              -    $    3,200
                                       ============      =========   ===========


     The components of the net deferred tax asset at March 31, 2001 and 2000 were as follows:
                                                  2001               2000
                                            ---------------    ----------------

          Deferred tax asset
            Start-up costs                  $            -     $        24,479
            Organization costs                           -               1,948
            Depreciation                            26,569              20,300
            Net operating loss carryforward        128,231              73,314
                                            ---------------    ----------------
                                                   154,800            (120,041)
          Less valuation allowance                (154,800)           (120,041)
                                            ---------------    ----------------
          Net deferred tax asset            $            -     $             -
                                            ===============    ================

NOTE 7 - PATENT LICENSE AGREEMENT

     In connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30, 1999, the Company obtained the rights to an ambulatory infusion pump from a Patent License Agreement dated May 15, 1998 between Alpha Mark, Inc. and member of the board of directors of the Company. Under the terms of the agreement, royalties are due at the rate of 6% of sales up to $1,000,000, 5% on the sales between $1,000,000 and $3,000,000, 4% on the sales between $3,000,000 and $6,000,000, and 3.5% of all sales over $6,000,000. The
     Company is required to make minimum royalty payments of $50,000 each quarter, beginning at the date of the first sale of licensed product. The minimum royalty payments will be credited against actual amounts due at the end of each year.

NOTE 8 - UNCERTAINTY:  GOING CONCERN

     As reported in the consolidated financial statements, the Company has a deficit accumulated during the development stage of $334,238 at March 31, 2001 and has incurred a loss from operations of $20,180 for the three months ended March 31, 2001. These matters create uncertainty about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon the Company's ability of obtaining adequate capital to fund operating losses until it becomes profitable.

     In order to continue as a going concern, develop and increase sales and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include raising capital through sales of common stock and implementing a cost cutting strategy. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              OMEGA-MED CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

                          Independent Auditors' Report
                          ----------------------------

To The Board of Directors of
Omega-Med Corporation

We have audited the accompanying consolidated balance sheets of Omega-Med Corporation (a development stage company) and subsidiary as of December 31, 2000, and 1999 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 2000 and periods April 5, 1999 (inception) to December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Omega-Med Corporation (a development stage company) as of December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the year ended December 31, 2000 and the periods from April 5, 1999 (inception) to December 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has suffered losses from operations that raises substantial doubt about its ability to continue as going concern. Management's plans in regard to these matters are also described in
Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               PETERSON & CO.
June 27, 2001
San Diego, CA

                                  ASSETS

      December 31,

---------------------------------------

 2000                 1999

------------------  -------------------
Current assets
Cash and cash equivalents                                                     $
       5,506     $        130,597
Prepaid expenses
           -                1,369
Advances and other current assets
       2,456                2,394

------------------  -------------------
Total current assets
       7,962              134,360

Property and equipment, net
     106,703              110,321
Licensed technology, net
     159,763              199,704

------------------  -------------------

Total assets                                                                  $
     274,428     $        444,385

==================  ===================

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable                                                              $
       2,890     $         27,606
Other accrued liabilities
      21,658                8,611

------------------  -------------------
Total liabilities
      24,548               36,217

------------------  -------------------

Shareholders' equity
Common stock, $.001 par value; 30,000,000 shares
authorized; 10,500,000 shares issued and outstanding
      10,500               10,500
Common stock subscribed, 5,900 shares
           6                    -
Additional paid-in-capital
     553,432              525,138
Deficit accumulated during the development stage
    (314,058)            (127,470)

------------------  -------------------

Total shareholders' equity
     249,880              408,168

------------------  -------------------

Total liabilities and shareholders' equity                                    $
     274,428     $        444,385

==================  ===================


                                              For the                    April
5, 1999
                                            Year Ended
(Inception) to
                                         ------------------
--------------------------------------
                                           December 31,         December 31,
   December 31,
                                               2000                 1999
       2000
                                         ------------------   ------------------
 ------------------
Revenues                                  $              -     $            931
  $            931

Cost of Sales                                            -                  450
               450
                                         ------------------   ------------------
 ------------------

Gross Profit                                             -                  481
               481

Operating expenses
General and administrative                         181,856              108,766
           290,622
Research and development                             3,875                  472
             4,347
Loss from inventory write-down                           -               17,113
            17,113
                                         ------------------   ------------------
 ------------------
Total expenses                                     185,731              126,351
           312,082
                                         ------------------   ------------------
 ------------------

Loss from operations                              (185,731)            (125,870)
          (311,601)

Other income (expense)
Other income                                           743                    -
               743
                                         ------------------   ------------------
 ------------------
Total other income (expense)                           743                    -
               743
                                         ------------------   ------------------
 ------------------

Loss before provision for income taxes            (184,988)            (125,870)
          (310,858)

Provision for income taxes                           1,600                1,600
             3,200
                                         ------------------   ------------------
 ------------------

Net loss                                  $       (186,588)    $       (127,470)
  $       (314,058)
                                         ==================   ==================
 ==================

Net loss per share                        $        (0.0178)    $        (0.0121)
  $        (0.0299)
                                         ==================   ==================
 ==================


                                         Common Stock                   Common
Stock
                                        $.001 Par Value
Subscribed         Additional
                                   ---------------------------
----------------------------  Paid-in       Accumulated
                                      Shares        Amount        Shares
Amount       Capital        Deficit       Total
                                   ------------- ------------- -------------
------------- ------------- ------------- -----------

Common stock issued in acquisition   10,500,000  $     10,500             -   $
       -   $   525,138   $         -  $  535,638

Net loss incurred during
development stage operations                  -             -             -
       -             -      (127,470)   (127,470)
                                   ------------- ------------- -------------
------------- ------------- ------------- -----------

Balance, December 31, 1999           10,500,000  $     10,500             -   $
       -   $   525,138   $  (127,470) $  408,168
                                   ============= ============= =============
============= ============= ============= ===========

Common stock subscribed                       -                       5,900
       6        28,294             -      28,300

Net loss incurred during
development stage operations                  -             -             -
       -             -      (186,588)   (186,588)
                                   ------------- ------------- -------------
------------- ------------- ------------- -----------

Balance, December 31, 2000           10,500,000  $     10,500         5,900   $
       6   $   553,432   $  (314,058) $  249,880
                                   ============= ============= =============
============= ============= ============= ===========

                                                              For the
      April 5, 1999
                                                             Year Ended
     (Inception) to
                                                          ----------------
-----------------------------------
                                                             December 31,
December 31,      December 31,
                                                               2000
 1999               2000
                                                          ----------------
----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                  $      (186,588)    $
   (127,470)   $      (314,058)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization                                      41,011
     10,252             51,263
Loss from inventory write-down                                          -
     17,113             17,113
Write-off of bad debts                                                  -
        570                570
(Increase) decrease in operating assets,
excluding effects of purchase acquisition
Inventory                                                               -
     (2,600)            (2,600)
Prepaid expenses                                                    1,369
     (1,369)                 -
Advances and other assets                                             (62)
       (296)              (358)
Increase (decrease) in operating liabilities,
excluding effects of purchase acquisition
Accounts payable                                                  (24,716)
      5,259            (19,457)
Accrued expenses and other liabilities                             13,047
      8,611             21,658
                                                          ----------------
----------------  -----------------
      Net cash used in operating activities                      (155,939)
    (89,930)          (245,869)
                                                          ----------------
----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of tooling purchase                                          2,548
          -              2,548
Cash of acquired subsidiary                                             -
      2,263              2,263
                                                          ----------------
----------------  -----------------
      Net cash provided by investing activities                     2,548
      2,263              4,811
                                                          ----------------
----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
Subscription of common stock                                       28,300
          -             28,300
Issuance of common stock                                                -
    218,264            218,264
                                                          ----------------
----------------  -----------------
      Net cash provided by financing activities                    28,300
    218,264            246,564
                                                          ----------------
----------------  -----------------

Net increase in cash                                             (125,091)
    130,597              5,506

Cash, beginning of period                                         130,597
          -                  -
                                                          ----------------
----------------  -----------------

Cash, end of period                                                 5,506
    130,597              5,506
                                                          ================
================  =================

SUPPLEMENTAL DISCLOSURES
Income tax paid                                            $            -     $
        300    $           300
                                                          ================
================  =================
Interest paid                                              $            -     $
          -    $             -
                                                          ================
================  =================

NONCASH FINANCING ACTIVITIES
Common stock issued in exchange for net asset              $            -     $
    317,374    $       317,374
                                                          ================
================  =================

NOTE 1 - THE COMPANY

     Omega-Med Corporation was incorporated in the state of Delaware on April 5, 1999. On September 30, 1999, Alpha Mark, Inc. (formerly Omega Med Corporation), incorporated in the state of Utah on April 8, 1981, purchased 100% of the common stock of Omega-Med Corporation. Under the terms of the Agreement, Alpha Marks agreed to sell all of its assets and liabilities, including a wholly owned subsidiary Decoria, Inc., incorporated in the state of Nevada on December 3, 1998, and rights to a disposable ambulatory infusion pump. On September 30, 1999, Omega-Med Corporation, the surviving corporation merged into Alpha Mark, Inc. Omega-Med Corporation (the "Company") and subsidiary were organized for the research and development of medical devices and to manufacture, market and distribute health care products.

     The Company is in the development stage and its efforts through December 31, 2000 have been principally devoted to organizational activities, marketing efforts and research and development. The success of the Company's future operations is dependent upon the Company's ability to successfully identify, develop and market its products and obtain the necessary capital to achieve its goals. The Company's management anticipates incurring additional losses as it pursues its research and development activities.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Decoria, Inc. All significant intercompany transactions have been eliminated.

     Cash and Cash Equivalents

     The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

     Property and Equipment

     Property and equipment are recorded at cost less depreciation. Depreciation is accounted for on the straight-line method based on estimated useful lives. Betterments and large renewals, which extend the life of an asset are capitalized; whereas, maintenance and repairs and small renewals are expensed as incurred.

     Reclassifications

     Certain reclassifications have been made in the 1999 financial statements to conform to the 2000 presentation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------------------

     Intangible Assets

     Intangible assets represent licensed technology recorded in connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30, 1999. This licensed technology is being amortized using the straight-line method over 7 years. Amortization expense for the year ended December 31, 2000 was $39,941 and $49,926 and $9,985 for the periods April 5, 1999 (inception) to December 31, 2000 and 1999, respectively.

     The Company assesses whether its intangible assets are impaired as required by SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, based on an evaluation of undiscounted projected cash flows through the remaining amortization period. Impairment, if any, is based on the excess of the intangible asset's carrying amount over the estimated fair value of the asset. No impairment has been indicated to date.

     Revenue Recognition

     The Company recognizes revenues upon transfer of title.

     Research and Development

     Research and development costs are charged to expense as incurred.

     Advertising Costs

     The Company expenses the costs of advertising in the period in which the costs are incurred.
     Advertising expense for the year ended December 31, 2000 and for the periods April 5, 1999 (inception) to December 31, 2000 and 1999 was $0.

     Income Taxes

     The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. This statement requires an asset and liability approach to account for income taxes. The Company provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial and income tax purposes.

---------------------------------------------------------------

     Loss Per Share of Common Stock

     The loss per share of common stock for the year ended December 31, 2000 and for the periods April 5, 1999 (inception) to December 31, 2000 and 1999 is based on the weighted average number of shares of common stock outstanding during the period. Earnings per share for the periods prior to the merger on September 30, 1999 are restated to reflect the number of equivalent shares issued prior to the acquisition.

     Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 3 - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following at December 31, 2000 and 1999:

                                              2000               1999
                                        ---------------     ---------------

         Equiptment                      $       2,123      $        2,123
         Office equiptment                       3,228               3,228
         Tooling costs                         103,427             105,975
                                        ---------------     ---------------
                                               108,778             111,326
         Less accumulated depreciation          (2,075)             (1,005)
                                        ---------------     ---------------
                                         $     106,703      $      110,321
                                        ===============     ===============


     Depreciation expense for the year ended December 31, 2000 was $1,070 and $1,337 and $267 for the periods April 5, 1999 (inception) to December 31, 2000 and 1999, respectively.

NOTE 4 - CAPITALIZATION

     Common Stock

     The Company has authorized the issuance of thirty million (30,000,000) shares of common stock, par value $.001 per share. On September 30, 1999, Alpha Mark, Inc. (formerly Omega Med Corporation) purchased 10,500,000 shares of common stock of Omega-Med Corporation in exchange for cash in the amount of $218,264 and other assets and liabilities with historical cost of $317,374 for a total amount of $535,638.

     Common Stock Subscribed

     During the year ended December 31, 2000, the Company received cash in the amount of $28,300 for 5,900 shares of common stock subscribed.


NOTE 5 - ACQUISITION

     On September 30, 1999, the Company entered into an Asset Purchase and Sale Agreement with Alpha Mark, Inc. ("Alpha"), a Utah corporation. Under the terms of the agreement, Alpha acquired 10,500,000 shares of the Company's common stock in exchange for assets and liabilities of Alpha Mark, Inc., including a wholly owned subsidiary Decoria, Inc., and rights to a Patent License Agreement. The acquisition was accounted for as a reverse merger since Alpha Mark Inc.'s shareholders received a majority interest in the combined entity. Prior to the acquisition, there were no adjustments made to the fair value of the historical cost of the assets and liabilities exchanged, which were transferred and carried forward at historical cost. The operations of Alpha Mark, Inc. were consolidated beginning on the date of the acquisition. Revenues and net loss for Decoria, Inc. for the period January 1, 1999 to September 30, 1999 (unaudited), prior to the reverse merger were as follows:

         Revenues                                            $         2,801
         Net loss                                            $        49,223


NOTE 6 - INCOME TAXES

     At December 31, 2000, the Company has a net operating loss carryforward for tax purposes of approximately $314,000 which expires through the year 2020. The Internal Revenue Code contains provisions, which may limit the loss carryforward available if significant changes in shareholder ownership of the Company occur. Net deferred tax asset at December 31, 2000 is fully offset by a valuation allowance because it is more than likely that the deferred tax benefits will not be utilized.

---------------------------------

     The components of the provisions for income taxes for the years ended December 31, 2000 and 1999 and for the period April 5, 1999 (inception) to December 31, 2000 and 1999 are as follows:

                                                         April 5, (inception) to
                                       December 31,            December 31,
                                                         -----------------------
                                           2000            2000          1999
                                       ------------      ---------   -----------

          Current
            Federal                    $         -       $      -    $        -
                                             1,600          3,200         1,600
                                       ------------      ---------   -----------
                                             1,600          3,200         1,600

          Deferred
            Federal                              -              -             -
            State                                -              -             -
                                       ------------      ---------   -----------
                                                 -              -             -
                                       ------------      ---------   -----------
          Provision for income taxes   $     1,600       $  3,200    $    1,600


     The components of the net deferred tax asset at December 31, 2000 and 1999 were as follows:

                                                  2000               1999
                                            ---------------    ----------------

          Deferred tax asset
            Start-up costs                  $            -     $        24,479
            Organization costs                           -               1,948
            Depreciation                            26,984              18,073
            Net operating loss carryforward        120,485              49,037
                                            ---------------    ----------------
                                                   147,469              93,537
          Less valuation allowance                (147,469)            (93,537)
                                            ---------------    ----------------
          Net deferred tax asset            $            -     $             -
                                            ===============    ================

NOTE 7 - PATENT LICENSE AGREEMENT

     In connection with the purchase of Omega-Med Corporation common stock in exchange for the assets and liabilities of Alpha Mark, Inc. on September 30, 1999, the Company obtained the rights to an ambulatory infusion pump from a Patent License Agreement dated May 15, 1998 between Alpha Mark, Inc. and members of the board of directors of the Company. Under the terms of the agreement, royalties are due at the rate of 6% of sales up to $1,000,000, 5% on the sales between $1,000,000 and $3,000,000, 4% on the sales between $3,000,000 and $6,000,000, and 3.5% of all sales over $6,000,000. The Company is required to make minimum royalty payments of $50,000 each quarter, beginning at the date of the first sale of licensed product. The minimum royalty payments will be credited against actual amounts due at the end of each year.

NOTE 8 - UNCERTAINTY:  GOING CONCERN

     As reported in the consolidated financial statements, the Company has a deficit accumulated during the development stage of $314,058 at December 31, 2000 and has incurred a loss from operations of $186,588 for the year ended December 31, 2000. These matters create uncertainty about the Company's ability to continue as a going concern. The Company's continued existence is dependent upon the Company's ability of obtaining adequate capital to fund operating losses until it becomes profitable.

     In order to continue as a going concern, develop and increase sales and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plan to obtain such resources for the Company include raising capital through sales of common stock and implementing a cost cutting strategy. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

     The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

There have been no changes in or disagreements with the company's accountants since the formation of the Company required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby has been passed upon for the Company by Stepp Law Group, located in Newport Beach, California.

                                     EXPERTS

The financial statements of Alpha Mark, Inc., whose assets were acquired by the company, for the year ending December 31, 1998, appearing in this prospectus and registration statement have been audited by Kelly and Company, and are included in reliance upon such reports given upon the authority of Kelly and Company as experts in accounting and auditing. The financial statements of the company for the period from incorporation to December 31, 2000 are also included in this prospectus and registration statement.


                             ADDITIONAL INFORMATION


We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission under the Securities Act of 1933 Act regarding the shares of common stock we are offering for sale. This prospectus does not contain all of the information ^ in the Registration Statement on Form SB-2 and the exhibits and schedules to the Registration Statement on Form SB-2. ^Further information about the company and our common stock is contained in the Registration Statement on Form SB-2 and the exhibits and schedules filed as a part of the Registration Statement on Form SB-2. Statements contained in this prospectus concerning the contents of any contract or any other document referred to are not necessarily complete, and reference is made in each instance to the copy of such contract or document filed as an exhibit to the Registration Statement on Form SB-2. Each such statement is qualified in all respects by ^ reference to ^ those exhibits.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers
---------------------------------------------------


Article VI of our Certificate of Incorporation ^ provides, among other things, that our directors ^ shall not be personally liable to the company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of such director's duty of loyalty to the company or its security holders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the corporation; or (4) for any transaction from which a director derived any improper personal benefit. Accordingly, the directors of the company may have no liability to the shareholders of the company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to the shareholders of the company.

We anticipate the we will enter into indemnification agreements with each of our executive officers ^and agree to indemnify them for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by any of them in connection with any criminal or civil action brought or threatened against them person by reason of such person being or having been an officer or director or employee of the company. In order to be entitled to indemnification by the company, they must have acted in good faith and in a manner they believed to be in the best interests of the company and, with respect to criminal actions, each person indemnified must have had no reasonable cause to believe his or her conduct was unlawful.


Item 25.  Other Expenses of Issuance and Distribution
-----------------------------------------------------

We will pay all expenses in connection with the registration and sale of the shares. The estimated expenses of issuance and distribution are set forth below.

Registration fees                    Approximately            $1,584.00
Transfer agent fees                  Approximately            $5,000.00
Costs of printing and engraving      Approximately            $20,000.00
Legal fees                           Approximately            $25,000.00
Accounting fees                      Approximately            $35,000.00


Item 26.  Recent Sales of Unregistered Securities
-------------------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:


On or about September 30, 1999, we entered into an Agreement of Purchase and Sale of Assets with Alpha Mark, Inc., a Utah corporation for the purpose of acquiring substantially all of the assets of Alpha Mark, Inc. We issued 10,500,000 shares of our ^ common stock in exchange for the assets of Alpha Mark, Inc., in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933. A copy of that agreement is attached ^ as
Exhibit 10.1.

During the year ended December 31, 200, we received $28,300 in cash for 5,900 shares of our common stock which were sold in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933. For the three month period ended March 31, 2001, we received additional cash in the amount of $5,000 for 1,000 shares of our common stock which were also sold in reliance on the exemption specified by the provisions of Section 4(2) of the Securities Act of 1933.

Item 27. Exhibits.
-------------------

Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.
-----------

3.1            Certificate of Incorporation
                (Charter Document)*

3.2            Bylaws*

5.             Opinion Re: Legality*

8.             Opinion Re: Tax Matters (not applicable)

10.1 Asset Purchase and Sale Agreement between Alpha Mark, Inc., a Utah corporation and Omega Med Corporation, a Delaware corporation. (material contract)*

11.            Statement Re: Computation of Per Share Earnings**

23.1           Consent of Auditors

23.2           Consent of Counsel*

 * previously filed with the Commission on March 10, 2000 as exhibits to the company's Registration Statement on Form SB-2.
**  included in financial statements

Item 28. Undertakings.
----------------------

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the 1933 Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, in the City of San Diego, California, on July 24, 2001.

                                     OMEGA MED CORPORATION,
                                     a Delaware corporation

                                     By:      /s/ Richard Schioldager
                                               -----------------------------
                                              Richard Schioldager
                                     Its:     President



/s/ Douglas Letson                    July  24, 2001
---------------------------
Douglas Letson
Secretary, Treasurer


/s/ Harold Letson                     July 24, 2001
------------------
Harold Letson
Vice President and Director


 /s/ David Brown                      July 24, 2001
---------------------------
David Brown
Director